BROAD AND CASSEL
                                ATTORNEYS AT LAW
                                  MIAMI CENTER
                          201 SOUTH BISCAYNE BOULEVARD
                                   SUITE 3000
                              MIAMI, FLORIDA 33131
                             TELEPHONE: 305.373.9400
                             FACSIMILE: 305.373.9443
                             www.broadandcassel.com



                                February 5, 2001



Intraco Systems, Inc.
3998 FAU Boulevard
Suite 210
Boca Raton, FL  33431

         Re:      Intraco Systems, Inc. (the "Company")
                  Registration Statement on Form SB-2

Ladies and Gentlemen:

         You have requested our opinion with respect to the 6,915,571 shares offered by certain selling shareholders (collectively, the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"), included in a Registration Statement on Form SB-2, as amended (the "Form SB-2") filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents as we may deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinion, we have relied upon statements or certificates of officials and representatives of the Company and others.


         Based on, and subject to the foregoing, we are of the opinion that the Shares of Common Stock being registered in the Form SB-2 have been or, upon exercise of certain warrants in accordance with their terms, will be duly and validly issued, and fully paid and nonassessable.

         The opinion expressed herein is based on Nevada law, including the statutes and constitutions of the State of Nevada as in existence on the date hereof and the reported judicial decisions interpreting such statutes and constitution.


         We hereby consent to the filing of this opinion letter as an exhibit to the Form SB-2. We also consent to the use of our name under the caption "Legal Matters" in the prospectus constituting part of the Form SB-2. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          /s/ BROAD AND CASSEL
                                          ---------------------------------
                                          Broad and Cassel